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               [LETTERHEAD OF VENABLE, BAETJER AND HOWARD, LLP]




                                 August 16, 1999

Volume Services America, Inc.
201 East Broad Street
Spartanburg, South Carolina  29306

                  Re:      Service America Concessions Corporation
                           ---------------------------------------

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Volume Services America, Inc. (the "Issuer") and its wholly owned subsidiary, Service America Concessions Corporation, a Maryland corporation (the "Corporation"), in connection with a Registration Statement on Form S-4 (File No. 333-79419) to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") on August 18, 1999, (such Registration Statement, together with the pre-effective amendments thereto filed through the date hereof being referred to as "Registration Statement") by the Issuer and the guarantors listed therein, including the Corporation (the other guarantors and Corporation, together with the Issuer, the "Guarantors"). The Registration Statement relates to the issuance, by the Issuer, of $100,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2009 (the "Exchange Securities") and the issuance by the Guarantors of guarantees (the "Guarantees"), including a guarantee issued by the Corporation (the "Corporation's Guarantee") on March 4, 1999, with respect to the Exchange Securities. The Exchange Securities and the Guarantees will be issued under an indenture (the "Indenture") dated as of March 4, 1999, among the Issuer, the Guarantors and Norwest Bank Minnesota, National Association, as Trustee. The Exchange Securities will be offered by the Issuer in exchange for $100,000,000 aggregate principal amount of its outstanding 11 1/4% Senior Subordinated Notes due 2009 (the "Outstanding Securities").

         This opinion is being delivered at the request of the Issuer in order to facilitate the issuance of certain legal opinions required in connection with the Registration Statement by Simpson Thacher & Bartlett, counsel to the
Issuer. You are aware, and we hereby confirm, that we have not represented the Issuer or the Corporation with respect to the Outstanding Securities, the Registration Statement, the Exchange

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Volume Services America, Inc.
August 16, 1999
Page 2

Securities, the Guarantees or otherwise, but that we have been retained for the limited purpose of rendering the opinions set forth herein. We hereby confirm that you acknowledge the foregoing and that you have consented to the rendering of the opinions set forth herein by this firm in light thereof.

         As special Maryland counsel to the Corporation, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following:

         (i) Amendment No. 1 to the Registration Statement, as filed with the Commission on July 19, 1999;

         (ii) the Articles of Incorporation and Bylaws of the Corporation, as amended, as currently in effect;

         (iii) certain resolutions of the Board of Directors of the Corporation relating to the issuance of the Exchange Securities, the Indenture, the Guarantees and the other transactions contemplated by the Registration Statement; and

         (iv) the Indenture; and the Corporation's Guarantee included therein;

each of which has been filed with the Commission, in the case of the documents listed in paragraphs (ii) through (iv) above, as exhibits to the Registration Statement as so filed, and in all cases which have been certified to us as true and complete copies by an officer of the Corporation. We also have examined and relied upon the following documents:

         (a) a certificate of the Maryland State Department of Assessments and Taxation, dated August 11, 1999, to the effect that the Corporation is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland;

         (b) an officer's certificate of the Corporation dated August 16, 1999, certifying (v) the Articles of Incorporation, (w) the Bylaws, (x) certain resolutions of the Board of Directors, (y) the Indenture, and (z) a secretary's certificate of the Corporation dated March 4, 1999, including an incumbency certificate;

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Volume Services America, Inc.
August 16, 1999
Page 3


         (c) a letter from an officer of the Corporation addressed to us dated August 16, 1999, confirming certain factual matters including that the Corporation does not (w) transact any business in the State of Maryland, (x) own or lease any real property in the State of Maryland, (y) have any employees in the State of Maryland, and (z) maintain any offices in the State of Maryland, other than for the purposes of appointing a registered agent for service of process; and

         (d) such other documents, records, agreements and certificates of the Corporation and Issuer and such other parties as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Corporation and others.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

         1. The Corporation has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture.

         2. The Indenture has been duly and validly authorized, executed and delivered by the Corporation.

         3. The execution, delivery, and performance by the Corporation of Indenture and the Corporation's Guarantee do not and will not violate the Corporation's Articles of Incorporation or Bylaws, and do not and will not violate any applicable Maryland law.

         In addition to any assumptions, qualifications and other matters set forth elsewhere herein, the opinions set forth above are subject to the following assumptions and qualifications:

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Volume Services America, Inc.
August 16, 1999
Page 4


         (1) The opinions expressed herein are based upon and limited to the applicable laws of the State of Maryland, excluding the principles of conflicts of laws thereof, as in effect as of the date hereof, and our knowledge of the facts relevant to such opinions on such date. In this regard, we note that we are members of the Bar of the State of Maryland, we do not express any opinion herein as to matters governed by the laws of any other jurisdiction, we do not purport to be experts in any other laws and we can accept no responsibility for the applicability or effect of any such laws. In addition, we assume no obligation to supplement the opinions expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that affect the opinions expressed herein.

         (2) We have not examined any court dockets, agency files or other public records regarding the entry of any judgments, writs, decrees or orders or the pendency of any actions, suits, proceedings, investigations or litigation.

         (3) We do not purport to pass upon the application of any "blue sky" or securities laws with respect to the transactions contemplated by the Registration Statement, the Indenture, the Guarantees, the Corporation's Guarantee or the transactions contemplated thereby.

         (4) This letter is strictly limited to the matters expressly set forth herein and no statements or opinions should be inferred beyond such matters.

         We call your attention to The Report of the Special Joint Committee on Lawyer's Opinions in Commercial Transactions of the Maryland State Bar Association, Inc. and The Bar Association of Baltimore City dated January 18, 1989, as published in The Business Lawyer, volume 45, number 2 (February 1990) at page 705, which Report guides us in the preparation and delivery of legal opinions in commercial transactions..

         This opinion is being rendered at the request of the Issuer in order to facilitate the issuance of certain legal opinions required in connection with the Registration Statement by Simpson Thacher & Bartlett, counsel for the Issuer. It may be relied upon by you and by Simpson Thacher & Bartlett for that purpose. We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement and the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules or Regulations of the Commission thereunder.

                                          Very truly yours,


                                          /s/ Venable, Baetjer and Howard